Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED(i)

U.S.A.

AGRI-Bunge, LLC*

Bunge North America (East), L.L.C.

Bunge North America Foundation

Sabina Bunge, LLC*

Bunge North America, Inc.

Bunge Milling, Inc.

The Crete Mills, Inc.

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge Holdings North America, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

Delphos Terminal Company, Inc.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Universal Financial Services, L.P.*

Batavia Leasing Company*

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge N.A. Finance L.P.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Solae Holdings LLC*

Bunge Canada Investments, Inc.

Biofuels Company of America, LLC*

Bunge Biphor, LLC

Bunge-Ergon Vicksburg, LLC*

Bunge Latin America, LLC

EGT Development, LLC

Renewable Energy Group, Inc.*

Southwest Iowa Renewable Energy, LLC*

Greenfield Finance Corporation

Bleecker Acquisition Corp.

BNA Marine, LLC

SCF Bunge Marine LLC*

CANADA

Bunge Alberta I ULC

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments Inc.

Leblanc & Lafrance Inc.

Neptune Bulk Terminals (Canada) Ltd.*

MEXICO

Controladora Bunge, S.A. de C.V.

Harinera La Espiga, S.A. de C.V.*

Inmobiliaria A. Gil, S.A.*

Inmobiliaria Gilsa, S.A. *

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Fertimport International, Ltd.

Bunge Alpha, Ltd.

Greenfield Holdings Limited

Greenfield International Limited

Greenfield Holdings Credit Limited

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Bunge Fertilizantes International Ltd.

Santista Export Limited

Ceval Export Securitization Ltd.

Ceval International Ltd.

Bunge Trade Ltd.

BRITISH VIRGIN ISLANDS

Bunge Investment Management Limited

Bunge Emissions Fund Limited*

Bunge Methane Investment Company Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Terminal 6 S.A.*

Terminal 6 Industrial S.A.*

Guide S.A.*

Fertimport S.A.

Bunge Inversiones S.A.

Bunge Minera S.A.

Ecofuel SA*

BRAZIL

Fosbrasil S.A.*

Serrana Logistica Ltda.

Amoniasul Servicos de Refrigeração Industrial Ltda.*

Bunge Alimentos S.A

Bunge Fertilizantes S.A.

Fertifós Administração e Participações S.A.

Fertilizantes Fosfatados S.A. —   Fosfértil

Ultrafértil S.A.

Macra Administração e Serviços Ltda.*

BPI — Bunge Participacões e Investimentos S.A.

IFC Industria de Fertilizantes de Cubatão S.A. *

Ceval Centro Oeste S.A.

Terminal de Granéis do Guarujá S.A.

Terminal Maritimo do Guaruja S.A. (TERMAG)

IFC - Indústria de Fosfatados Catarinense Ltda.*

Cereol do Brasil Ltda.

Serra do Lopo Empreendimentos e Participacoes S.A.

Fertimport S.A.

Pico da Caledonia Empreendimentos e Particpações S.A.*

Produzir — Fomento Agricola Comercio e Exportacao S.A.

Bunge Food Service Comércio e Serviços Ltda.

Bunge Açucar & Bioenergia Ltda.

Angroindustrial Santa Juliana S.A.

Agroindustrial Nova Ponte Ltda.

Monteverde Agro-Energetica S.A.

Ramata Empreendimentos e Participações S.A.

Pedro Afonso Açúcar & Bioenergia S.A.

Sociedade Energética Pontes de Gestal Ltda.

Sociedade Energética Itapagipe Ltda.

Usina Moema Açúcar e Álcool Ltda.

Usina Corurema Ltda. *

Usina Bom Jardim Açúcar e Álcool Ltda.

Usina Ouroeste Açúcar e Álcool Ltda.

Usina Guariroba Ltda.

Usina Frutal Açúcar e Álcool S.A.

Usina Itapagipe Açúcar e Álcool Ltda.

Usina Indiaporã Ltda.

Setha Serviços Comerciais Ltda. *

URUGUAY

Bunge Uruguay S.A.

Agritrade S.A.

PARAGUAY

Bunge Paraguay S.A.

PERU

Bunge Peru S.A.C.

VENEZUELA

Almacen Terminal Santana, C.A.*

DOMINICAN REPUBLIC

Bunge Caribe, S.A.

A Guarda Investment Company S.A.

AUSTRALIA

Bunge Global Markets Australia Pty. Ltd.

SOUTH EAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

PT. Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge (Thailand) Ltd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

Bunge Indo-China Ltd.

CHINA

Bunge (Shanghai) Management Co., Ltd.

Bunge Sanwei Oil & Fat Co., Ltd.

Bunge (Nanjing) Grain and Oils Co.,Ltd.

Taixing Zhenhua Oils & Fats Co. Ltd.

Dongguan Bunge Sinograin Protein Feed Technology Co., Ltd.

Bunge Chia Tai (Tianjin) Grain and Oilseeds Limited

VIETNAM

Baria Joint Stock Company of Services for Import Export of Agro-Forestry Products and Fertilizer*

Bunge Vietnam Ltd.

MAURITIUS

Bunge Mauritius Ltd

Bunge Mauritius Holdings Limited

INDIA

Bunge India Private Limited

U.K.

Bunge Corporation Ltd.

Bunge UK Limited

Credit and Trading Company Limited

Bunge London Ltd.

SPAIN

Bunge Iberica S.A.

Estacion de Descarga y Carga S.A. (Esdecasa)

Ergransa S.A.*

Bunge Investment Iberica S.L.

Moyresa Girasol S.L.

Biodiesel Bilbao S.L.*

Huelva Belts S.L.*

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

Bunge S.A.S.

Diester Industries International S.A.S.*

SSI Logistics

THE NETHERLANDS

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Europe Finance B.V.

Bunge Brasil Holdings B.V.

Bunge Finance Europe B.V.

Bunge Alimentos Holding B.V.

Bunge Canada Coöperatief U.A.

FINLAND

Bunge Finland Oy

SWITZERLAND

Bunge S.A.

Oleina S.A.

Ecoinvest Carbon S.A.

Bunge Emissions Holdings S.A.R.L.*

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellschaft m.b.H.

Teutoburger Margarinewerke GmbH

Walter Rau Lebensmittelwerke G.m.b.H & Co KG

Feinkostwerk Kleve G.m.b.H

ITALY

Bunge Italia S.p.A.

Escercizio Raccordi Ferroviari S.p.A.*

TURKEY

Bunge Gida Sanayi ve Ticaret A.S.

CYPRUS

Bunge Cyprus Limited

Eastern Agro Investment Limited*

Brea Commodities Limited*

HUNGARY

Bunge ZRT

PORTUGAL

Bunge Iberica Portugal, S.A.

Biocolza — Oleos e Farinhas de Colza S.A.*

Gardone Consultoria e Servicos Ltda.

LUXEMBOURG

Bunge Europe S.A.

AUSTRIA

Bunge Austria G.m.b.H.

LATVIA

Dan Store LSEZ SIA

UKRAINE

Suntrade S.E.

CJSC DOEP

LLC Lan

Black Sea Industries Limited*

ROMANIA

SC Unirea S.A.

SC Muntenia S.A.

SC Interoil S.A.

Bunge Romania Srl

POLAND

Z.T. Kruszwica S.A.

Polska Trade Services S.p.z.o.o.

Warsaw  Mathematical Institute Sp z.o.o.

Walter Rau Polska Sp.z.o.o.

Bunge Polska Food SP zoo

BELGIUM

Afrique Initiatives*

RUSSIA

LLC Bunge CIS

Rostov Grain Terminal LLC

LLC Elevator

LLC Kholmsky

OJSC EFKO*

CJSC EFKO Food Products*

LLC EFKO Food Ingredients*

BULGARIA

Kaliakra A.D.

EGYPT

Bunge Egypt Agriculture SA

Bunge Egypt Import & Export SAE

MOROCCO

Bunge Maroc Phosphore SA*

Bunge Fertilizer Morocco

(i)            The preceding list may omit certain subsidiaries that, as of December 31, 2009, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.

*              Accounted for on the equity or cost method in Bunge Limited’s consolidated financial statements.